Exhibit 10.9

July 11, 2018

Kimbell Royalty Partners, LP

777 Taylor Street, Suite 810

Fort Worth, TX 76102

Email: Davis@kimbellrp.com

Facsimile: (817) 877-3728

Attention: R. Davis Ravnaas

Re:      First Amendment to Securities Purchase Agreements

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of May 28, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “HR Purchase Agreement”), among Haymaker Resources, LP, Haymaker Services, LLC (“Services”) (solely for the purpose of Section 6.20 therein) and Kimbell Royalty Partners, LP (“Buyer”) and that certain Securities Purchase Agreement, dated as of May 28, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “HM Purchase Agreement” and, together with the HR Purchase Agreement, the “Purchase Agreements” and each a “Purchase Agreement”), among Haymaker Minerals & Royalties, LLC, Services (solely for the purpose of Section 6.20 therein) and Buyer. Capitalized terms used in this letter agreement (this “Agreement”) but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the applicable Purchase Agreement. Effective as of July 11, 2018, the undersigned, as applicable, hereby agree to amend each Purchase Agreement as follows:

Section 2.9 of each of the Purchase Agreement is amended and restated to include a post-closing adjustment with respect to the Cash Amount as of the Closing Date set forth in Section 2.2(a)(i) thereof by amending and restating clause (i) of Section 2.9(a) to state as follows:

“(i) the final amounts described in Sections 2.2(a)(i),  2.2(a)(ii),  2.2(a)(iii),  2.2(b)(i),  2.2(b)(ii) and 2.2(b)(iii), the portion of the Payoff Amount directly funded by Buyer and the amount of any Seller Transaction Expenses actually funded by Buyer, in each case as of or on the Closing Date, as applicable,”

Except as expressly amended hereby, all of the terms, covenants, and other provisions of the Purchase Agreements remain in full force and effect and remain legal, valid and binding obligations of each party thereto enforceable in accordance with the terms of the applicable Purchase Agreement.

The provisions of Sections 10.1, 10.2, 10.5 and 10.7 through 10.14 (inclusive) of the Purchase Agreements are hereby incorporated into this Agreement by reference, mutatis mutandis.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this Agreement, which shall become a binding agreement upon our receipt.

Sincerely,

HAYMAKER RESOURCES, LP

By:	Haymaker Resources GP, LLC
Its:	General Partner

By:	/s/ Dashiell Lane
Name:	Dashiell Lane
Title:	Vice President

HAYMAKER MINERALS & ROYALTIES, LLC

By:	/s/ Vasilis Mouratoff
Name:	Vasilis Mouratoff
Title:	Chief Financial Officer and General Counsel

Solely for the limited purpose of Section 6.20 of the Purchase Agreements:

HAYMAKER SERVICES, LLC

By:	/s/ Vasilis Mouratoff
Name:	Vasilis Mouratoff
Title:	Chief Financial Officer and General Counsel

[Signature Page to Letter Agreement – First Amendment to Securities Purchase Agreements]

AGREED TO AND ACCEPTED BY:

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC
Its:	General Partner

By:	/s/ R. Davis Ravnaas
Name:	R. Davis Ravnaas
Title:	President and Chief Financial Officer

[Signature Page to Letter Agreement – First Amendment to Securities Purchase Agreements]